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                                                                   EXHIBIT 99.12

          FIRST AMENDMENT TO LIMITED RECOURSE GUARANTY [LAKE TRAVIS]
          ----------------------------------------------------------

          THIS FIRST AMENDMENT TO LIMITED RECOURSE GUARANTY [LAKE TRAVIS] (this "Amendment") is made as of August 31, 1994, by PRIME GROUP II, L.P., an Illinois limited partnership ("Guarantor"), and KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois insurance corporation ("Lender").

                                   RECITALS:
                                   --------

          WHEREAS, Guarantor has executed and delivered to Lender a certain Limited Recourse Guaranty [Lake Travis], made as of March 22, 1994 (the "Guaranty"); and

          WHEREAS, Guarantor and Lender desire to amend and modify the Guaranty as provided herein.

          NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Lender hereby agree as follows:

          1. The Guaranty is hereby amended and modified to substitute as Exhibit A thereto the "Exhibit A" attached hereto and made a part hereof.
---------

          2. Except to the extent expressly amended and modified hereby, the Guaranty shall remain in full force and effect, unmodified, in accordance with its terms.

                           [Signature Page Follows]

                                       1
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          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date and year first above written.

                    PRIME GROUP II, L.P., an Illinois limited partnership

                    By:  PGLP, Inc., an Illinois corporation, its General
                         Partner

                         By: /s/ Michael W. Reschke
                             ----------------------------------------
                         Its: President
                              ---------------------------------------

                    KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois insurance corporation

                    By: /s/ John E. Neal
                        ---------------------------------------------
                    Its: Authorized Signatory
                         --------------------------------------------
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                                   EXHIBIT A
                                   ---------

                                  LAKE TRAVIS
                                  -----------

Project:       The Island on Lake Travis

Lender: Kemper Investors Life Insurance Company ("KILICO"). KILICO has provided credit support/enhancement with resect to the Loan.

Borrower:      The Island on Lake Travis, Ltd., a Texas limited partnership

Loan: The Loan made pursuant to the Loan Agreement between Capital Health Facilities Development Corporation and Borrower dated 12/1/86 in connection with the $25,000,000 Capital Health Facilities Development Corporation Health Facilities Development Revenue Bonds (The Island on Lake Travis, Ltd. Project) Series 1986; the "Loan" shall include principal and interest payable under any note or other reimbursement obligation of Borrower to Lender relating to Lender's credit support/enhancement of the Loan